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                                                                   Exhibit 23.10



                               BERG & COMPANY LLP
                   Consultants & Certified Public Accountants
                       260 California Street, Ninth Floor
                        San Francisco, California 94111
                               Phone 415.399.1330
                                Fax 415.399.9212



June 15, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the disclosure captioned "Change in independent Accountants" in the Registration statement on Form S-4 filed with the Securities and Exchange Commission on or about June 17, 1999 of Healtheon/WebMD Corporation and agree with the statements contained in the disclosure therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ BERG & COMPANY, LLP

Berg & Company, LLP